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                     RESALE AND CONFIGURATION SERVICES AGREEMENT


This Agreement ("Agreement") is by and between Video Stream International Inc. ("VSI") doing business as TeraGlobal Communications Corp., with its principal place of business at 1140-999 West Hastings Street, Vancouver, British Columbia, Canada V6C 2W2, and Ingram Micro Inc. ("Ingram") excluding its subsidiaries, with its principal place of business at 230 Barmac Drive, Weston, Ontario, Canada M9L 2Z3. This Agreement will include shipments to VSI's or its End Customer locations globally, except where prohibited by law or authorization for export is required.

WHEREAS, Ingram is in the business of reselling various computer products and of configuring goods and products for shipment to VSI's specification and desires to sell such configuration services to VSI.

WHEREAS, VSI desires to acquire certain configuration services and goods/products for configuration systems and shipment to its customers, as defined below.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein, the parties hereto agree as follows:

1.   PURPOSE

     The purpose of this Agreement is to provide the terms and conditions for the purchase and resale by VSI and the sale by Ingram to VSI of various computer products and services including hardware and software ("Product"), and configuration, goods warehousing and international fulfillment services ("Services").

2.   DEFINITIONS

     For purposes of this Agreement, the following terms will have the respective meanings indicated below:

     A. The term "Goods" or "the Goods" will mean, individually and/or collectively, any and all computer products or other such products or components supplied by VSI or a third party arranged by VSI, which are owned by VSI, and are to be stored or warehoused by Ingram for VSI for the purpose of performing configurations services as defined
          SECTION C.1. The term "Goods" or "the Goods" will not include Products offered for sale by Ingram.

     B. The term "Product" or "Products" will mean, individually and/or collectively, the computer Products offered for sale by Ingram in its Comprehensive Catalog ("Catalog"), as may be amended from time to time.

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     C.   The term "Goods/Products" will mean either Goods and/or Products as defined in SECTIONS 2.A and 2.B of this Agreement.

     D. The term "Goods Warehousing" will mean receiving, storing, and handling the Goods.

     E. The term "Configuration Services" will mean the service of receiving and processing Configuration orders from VSI, integrating Goods/Product as specified by VSI into a computer system, or other similar casing, and functionally testing the integrated computer system to insure that the integration of components has been performed correctly.

     F. The term "Configuration" or "Configurations" will mean, individually and/or collectively, the computer system, systems or other goods resulting from Configuration Services provided by Ingram.

     G. The term "VSI Purchase Order" will mean the purchase order submitted by VSI to Ingram from time to time to perform Configuration Services and to purchase Product from Ingram.

     H. The term "Ingram Purchase Order" will mean the purchase order created by Ingram and submitted to VSI for the purposes of Ingram receiving shipment of Goods from VSI or a third party designated by VSI.

SECTION A:  PRODUCT RESALE TERMS & CONDITIONS

1.   DISTRIBUTION SOURCE

     Upon execution of this Agreement, Ingram shall be a source for VSI's distribution channel product and services needs. As a source, Ingram will be a contact of choice and, subject to Product availability, a source for VSI's purchasing needs through the distribution channel.

2.   TERMS OF SALE

     A. All Products delivered to VSI or its customers under the terms of this Agreement will be deemed sold to VSI and will be subject to Ingram's then-current standard Sales Terms and Conditions published in its Comprehensive Catalog ("Catalog") at the time of purchase. Should Ingram's Catalog provisions conflict with this Agreement, the provisions of this Agreement will prevail.


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     B.   If authorization for resale is required by the publisher or manufacturer of any Product, then Ingram will not be obligated to sell such Product to VSI unless Ingram has received such required authorization.

3.   ORDERING

     A. VSI will compile, update and provide Ingram with Goods/Product order information. The order information will include the:
          (i) Goods/Product type(s), (ii) unit quantity, (iii) Ingram SKU number and/or Manufacturer Part Number, (iv) VSI's price or its price to its Customer, (v) correct shipping information including name and address, contact name, postal/zip code, (vi) specific instruction for Configuration, and (vii) consignment inventory of Goods as required. VSI personnel will identify, for each Product order, the ship-to destination as either VSI, VSI's customer, or to some other specified third party (i.e., freight forwarder). It is VSI's responsibility to review each order and confirm the order status prior to shipment. Ingram will, subject to Product availability and export compliance review, use its best efforts to fill and ship all Product orders placed by VSI within two (2) business days of order receipt according to their terms in SECTION C.1.A. Ingram will make information available to VSI within twenty four (24) hours of the receipt of VSI's product order if the Product requested cannot be shipped to the desired country.

     B. Ingram will receive orders via telephone, facsimile, and/or Ingram approved electronic ordering methods as defined in Ingram's Catalog only from those who have been identified by VSI Administration as authorized personnel and provide the Ingram customer number prior to placing the order. VSI will disclose its Ingram customer number only to its personnel with a need to know. Orders will be acknowledged by Ingram but will not be deemed accepted until the Product is actually shipped.

4.   PRICING

     Ingram will provide volume purchase pricing based on VSI's global net purchases. Global net purchases are defined as total worldwide invoiced purchases, less returns and other credit transactions that may occur. Pricing will be not greater than the pricing offered to other similarly situated global customers with similar purchase volumes.

5.   RETURNS AND REFUSALS

     A. VSI will be entitled to the same customer support, and defective Product return privileges as is extended to Ingram's customers in Ingram's Catalog. VSI must obtain a Return Material Authorization ("RMA") number from Ingram prior to the return of any Product. Ingram will pay all freight charges associated with the


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          return of Product that is returned due to error by Ingram or if
          Product is returned because the Product is defective.

     B. If Product is being returned as defective Product or due to some error by Ingram, and is returned directly to Ingram by VSI without Ingram's prior approval, Ingram will charge a $100 handling fee per shipment for shipments with a value greater than $1000 and 10% of the invoice amount for shipments less than $1000, in addition to any shipping costs incurred. Said fee and costs incurred will be due as per regular VSI/Ingram payment arrangements. All clearance of Product through U.S. Customs and all duties, fees, fines or other costs must be paid by VSI prior to Ingram's acceptance of any Product returns, unless the product is defective or returned due to some error by Ingram.

     C. Refused shipments are to be returned to VSI by its Customers. Refused shipments will not be accepted by Ingram unless Ingram agrees to accept such refused shipments. If Ingram agrees to accept a refused shipment form VSI, then VSI must obtain an RMA number from Ingram prior to returning the refused shipment.

     D. VSI will be the "Importer of Record" for all refused shipments and Product returns from its Customers. It is understood between Ingram and VSI that this does not constitute VSI's acceptance of shipping and other costs incurred for shipping or product configuration errors by Ingram.

SECTION B:  LIMITED AGENCY

     VSI hereby appoints and Ingram accepts such appointment as a VSI limited agent for the purpose of arranging for the export of Configurations delivered by Ingram to VSI or to VSI customers. VSI grants Ingram a Power of Attorney to create and execute all the documentation needed to export Configurations purchased by VSI for resale and export to VSI and/or its Customers. VSI agrees to execute the agreement, Exhibit C herein, in a form satisfactory to Ingram, evidencing Ingram's Limited Power of Attorney as reflected in Exhibit C, attached.

1.   INGRAM'S RESPONSIBILITIES ON BEHALF OF VSI

     A. Recommend a carrier to meet VSI's shipment destination and delivery time.

     B. Upon VSI's acceptance of the carrier, arrange for the carriage of Configurations to the address specified in the Purchase Order.

     C. Determine the Export Classification Control Number ("ECCN") for each Configuration in accordance with Department of Commerce regulations.


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     D.   Review all applicable regulations and manufacturers' warrantee issues and laws covering the export or re-export of Configurations and confirm appropriate allowed activities.

     E. Review identity of consignee against the Table of Denials, listing of Specially Blocked Nationals, and Denied Parties Listing and screen shipments as required by Title 15 Code of Federal Regulations.

     F. Assign the appropriate Harmonized Tariff Schedule number to each Configuration and Product for purposes of export and import compliance.

     G. Prepare all the required documentation, including the commercial invoices or other certificates of origin for export of Configurations and Products.

     H. Arrange for any required inspections and provide required shipping documents for transportation and export.

     I. Prepare Shipper's Export Declaration ("SED") documents and report to the Bureau of the Census all exports that require such reporting.

     J. Accept returned Configuration and Product shipments in accordance with the terms and conditions identified in Sections A.5 and C.4.

     K. Carry out all configuration and related activities such that they conform to all ISO 9003 and ISO 9002 guidelines, requirements and recommendations.

     L. Ensure that all Configurations are tested without errors to VSI's specifications and to ensure that shipping is carried out accurately and correctly.

     M.   Negotiate pricing with transportation carriers recommended by Ingram.

2.   VSI'S RESPONSIBILITIES

     A. Enter orders with complete information and details of the shipment required.

     B. Provide its Employer Identification Number ("EIN") to Ingram prior to commencement of the program.

     C. Ensure Configuration shipments are in compliance with all U.S. and/or Canadian export laws and regulations and that VSI is identified on all documents as the "Exporter of Record".


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     D.   Instruct VSI's Customer on the shipment guidelines, appropriate procedures, and Configuration restrictions.

     E. Not to knowingly accept orders for Configurations that may not be exported from Canada or the United States.

     F. Establish VSI's delivery terms and communication of such to Ingram in a timely manner.

     G. Bear all costs and risk of loss for Configurations exported, and importation on returns including, but not limited to, freight, freight forwarder fees, in-transit insurance, document preparation fees, duties, taxes, government fees, and Value Added Taxes unless such configurations are returned as defective Product or due to some error by Ingram.

     H. Comply with all laws, regulations and rules relevant to the VSI Product, as shipped, of the country to which the Configuration is shipped from.

     I. Review all Customer orders in accordance with Title 15 Code of Federal Regulations for Table of Denials, Denied Parties Listings, and Specially Blocked Nationals and deny acceptance of orders placed by parties identified in those lists.

     J. Follow and comply with Federal Trade Commission ("FTC") rules and regulations which may be relevant to VSI.

3.   FEES

     A. Any other costs including, but not limited to, costs due to refused orders, that Ingram incurs on behalf of VSI provided such costs are not incurred as a result of error by Ingram or defective product, will be invoiced to VSI at the actual costs. All payments will be due and payable according to regular VSI/Ingram payment arrangements.

SECTION C:  CONFIGURATION AND GOODS WAREHOUSING SERVICES

1.   CONFIGURATION SERVICES

     A. Subject to the availability of Goods/Product in Ingram's local Configuration Center and technical review, Ingram will use its best efforts to ship Configurations and Products within two (2) business days from receipt of order from VSI. Such shipping will occur only if the orders are clear and distinct and do not contain conflicting or erroneous information or product incompatibility. In


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          addition, all necessary build instructions and other pertinent work instructions must be on hand and understood by the Ingram Configuration Center.

     B. Large and unusually complex orders will require review and scheduling based on Ingram's capacity and the complexity of the Configuration.

     C. Ingram will not be responsible for schedule slippage or related expenses, including but not limited to, overtime labor and freight associated with expediting the production or delivery of Configurations containing Goods/Product supplied by VSI or supplied by a third party arranged by VSI, if schedule delivery of Configurations are delayed due to unavailability, late delivery or inoperative Goods/Product provided by VSI or a third party arranged by VSI.
          Ingram will notify VSI of potential schedule slippage or additional expenses and VSI can authorize Ingram, in writing, for all such mutually agreed upon charges prior to the charges being incurred.

     D. In Ingram is unable to fulfill Configuration orders placed by VSI because of acts of God, war, public enemies, seizure under legal process, strikes, lockouts, riots and civil commotions, or because of any reason beyond Ingram's influence or control, or because of any other excuse provided by law, Ingram will not be liable for damages resulting from failure to carry out such instructions. If such inability continues for more than ten (10) days, VSI may terminate this Agreement immediately upon written notice to Ingram and may remove all or part of the Goods from Ingram's warehouse.

     E. All fees fro Configuration Services are set forth in Exhibit A, herein and are subject to change without notice.

2.   SHIPPING

     A. The Configurations and Products may be shipped directly to the purchasing customer, or to a designated third party location. All shipments will be F.O.B. origin with cost of freight paid according to the standard terms and conditions listed in Ingram's Catalog with the benefit to VSI of Ingram's preferred pricing from freight carriers.

     B. VSI will examine all shipments that are shipped from Ingram directly to VSI promptly upon receipt. No later than third (30) days after receipt, VSI will notify Ingram of all claimed shortages or damaged Configurations, or if rejection is intended, will specify all grounds therefore. Failure to give such notice will be deemed a final acceptance of the Products as of the date of shipment.

3.   INVOICING AND BILLING


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     A.   Ingram will invoice VSI upon shipment of the Configurations to the location specified on the VSI Purchase Order, with all invoices due and payable according to VSI's current credit terms at the date of invoice. Payment is to be remitted in Canadian dollars.

     B. If VSI has a bonafide dispute with any invoice from Ingram, VSI agrees to pay the undisputed portion of the invoice according to VSI's current credit terms and will immediately notify Ingram of the dispute. The parties will then have thirty (30) days in which to resolve the dispute before such unpaid amounts will be considered overdue or delinquent under this Agreement.

     C. An interest charge of the lesser of one percent (1%) per month or the maximum amount allowed by law will be charged on all thirty (30) day or greater past due balances.

4.   CONFIGURATION RETURNS

     A. Prior to returning defective Configurations to Ingram, VSI will contact a designated Ingram Customer Service Representative who will provide the RMA number which must accompany all Goods/Product returned to Ingram. RMA numbers will be written on the shipping label. Ingram reserves the right to refuse any shipment of Configurations if VSI has not provided the designated RMA number on the external shipping label.

     B. All defective Configurations returned to Ingram by VSI will be reviewed by Ingram prior to any credit or refund for such returns being issued in accordance with SECTION C.4.A to VSI. Ingram will not issue credit for Configurations that have been modified including, but not limited to, the exchange of Goods/Product within the Configuration with other Goods/Product not shipped in the original Configuration. Ingram will provide notification to VSI of modification of Configurations within one (1) business day of receipt of such Configurations.

     C. Configurations returned to Ingram's configuration centre for repair or correction will be repaired, corrected and shipped at Ingram's expense within two (2) business days of receipt of such Configurations at Ingram. Ingram will only pay the freight for Configurations returned if Ingram and VSI mutually agree that the defect was due to Ingram error.

     D. Ingram will not accept Stock Balance returns on VSI configured systems.

     E. Ingram will notify VSI within two (2) business days of the return to Ingram of Configurations that have been refused in shipment or result from the cancellation


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          of an order.  VSI will within five (5) business days of such notification attempt to restore the order and reship the Configuration or reship the Configuration or Product to a new location. Configurations that are not reshipped will be depopulated. If such return was not due to fault by Ingram, Credit will be issued to VSI for the amount of the original invoices less Configuration fees, Depopulation fees (in accordance with EXHIBIT A), and the value of any Goods/Product that cannot be used as new in a future VSI Configuration. If such return was due to a fault by Ingram, then Ingram shall be responsible for all such charges and cots.

5.   CONFIGURATION SERVICES WARRANTY

     A. Ingram will functionally test Configurations and Products to insure that the integration of components has been performed correctly and the computer system or Product meets the functionality and compatibility specifications expected from such integration, but will not be liable for incompatibilities or dysfunction caused by the design, manufacture or condition of components not directly related to the Configuration Services performed by Ingram.

     B. Configuration Services will have a warranty of sixty days (60) from date of shipment and does not affect the manufacturers warranties on components used in configurations. Ingram provides no warranty of Goods/Product used in Configurations.

     C. EXCEPT AS SPECIFICALLY PROVIDED IN SECTIONS C.5.A AND C.5.B, THERE ARE NO OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

6.   GOODS WAREHOUSING

     A. Ingram requires at least thirty (30) days written notice from VSI advising Ingram as to the type, quantity, place of delivery, and estimated time of arrival of Goods/Product that are to be warehoused. Ingram will then establish an Ingram Purchase Order and send a copy of the Purchase Order to VSI. The Ingram Purchase Order must be referenced with the incoming Goods that are to be received by Ingram. Ingram reserves the right to refuse any shipment of Goods where VSI fails to provide the correct documentation.

     B. Ingram will provide adequate warehouse space for all Goods forecasted. If such warehouse space is found to be insufficient, Ingram will use its best efforts to expand warehouse space in accordance with the forecasted needs.


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     C.   Ingram will warehouse the Goods/Product in a manner to avoid commingling of the Goods with Product until such time as the Goods/Product are combined for the purpose of Configuration under this Agreement.

     D. Ingram will receive Goods shipped by VSI, or third party designated by VSI, within twenty-four (24) hours of the delivery of such Goods at Ingram. Ingram will post the receipt of Goods to Ingram's inventory and ordering system at the time the Goods are received.

     E. Ingram will notify VSI of any short shipments or damaged shipments within forty-eight (48) hours of receiving the Goods at Ingram's warehouse.

     F. All shipment of Goods to Ingram or the return of Goods to VSI or to VSI's designated third party will be F.O.B. Ingram at VSI's expense.

     G. Ingram reserves the right to move, at its expenses, any Goods/Product in storage from the warehouse in which they may be stored to any other Ingram warehouse location. Ingram may, without notice, move Goods/Product within the warehouse in which they are stored.

     H. VSI will have the right, upon forty-eight (48) hours notice, to audit inventory held by Ingram during normal business hours.

     I. Ingram will be responsible for shrinkage or damage to the Goods greater than two percent (2%) of the value of the Goods while in Ingram's possession.

     J. If the quality or condition of Goods received by Ingram poses a hazard to property, warehouse or persons, and such condition was unknown by Ingram at the time of receipt, Ingram will provide written notice to VSI, and will require the timely removal of such Goods from Ingram's warehouse. Ingram may return the Goods to VSI freight collect. If such action is impracticable, Ingram may remove or dispose of the Goods in any lawful manner, including sale or destruction of the Goods, and will incur no liability by reason of such methods. VSI will bear all costs associated with the return, removal, sale, disposition, or destruction of all Goods deemed to be hazardous.

     K. Goods Warehousing fees will be assessed for all Goods stored on behalf of VSI. Storage and handling fees are specified in EXHIBIT B.

     L. Ingram will provide VSI with weekly reports detailing on-hand inventory.



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     M.   Ingram is responsible for the security and inventory accountability while warehoused or in Ingram possession.

     N. Ingram will agree to sign a confidentiality agreement, signed by both parties, which will cover all company associates (personnel).

SECTION D:  GENERAL TERMS & CONDITIONS

1.   TERM AND TERMINATION

     A. The initial term of this Agreement will commence on the Effective Date set forth below and will continue for a period of one (1) year.
          Either party may terminate this Agreement, with or without cause, by giving thirty (30) days advance written notice to the other party. Except that Ingram may terminate immediately if VSI is at any more than ten (10) days delinquent in its payments to Ingram, requires Ingram to perform an export shipment that is in contravention of the U.S. export laws and regulations or fails to comply with any material provision of this Agreement, ceases to conduct business in the normal course, become insolvent, makes a general assignment for the benefit of creditors, suffer or permit the appointment of a receiver for its business or assets, avails itself of or become subject to any proceeding under the Federal Bankruptcy Act or any other federal or state statute relating to insolvency or the protection of rights of creditors.

     B. Termination of this Agreement will not relieve VSI of any amounts owed or owing under this Agreement including, but not limited to, fees associated with the warehoused Goods/Product and any work in process costs. Upon termination, VSI will take all steps to have the Goods removed from Ingram's warehouse within thirty (30) days after the date of termination. In the event VSI fails to have Goods removed, Ingram may take steps to remove the Goods and recover all associated costs as provided by law, including, but not limited to sale of the Goods.

2.   LIABILITY, LIMITATION OF DAMAGES, DISCLAIMERS

     A. In the event of direct loss, injury or damage to the Goods while in Ingram's possession, except for losses due to earthquakes, Ingram and VSI will mutually decide which Goods require replacement, and Ingram will replace the Goods lost or damaged. If such Goods cannot be replaced, Ingram will pay VSI the actual costs incurred by VSI for such Goods. VSI will allow Ingram to examine invoices, during normal business hours, for such Goods upon request by Ingram.
          Notwithstanding any other provision to the contrary in this Agreement, Ingram's maximum liability for loss, injury or damage to Goods will not exceed $1 million dollars.


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     B.   INGRAM WILL NOT BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL,
          DIRECT OR INDIRECT DAMAGES SUFFERED OR INCURRED BY VSI ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE USE, STORAGE OR PERFORMANCE OF ANY OF THE GOODS/PRODUCT OR CONFIGURATION.

     C. VSI IS RESPONSIBLE FOR ANY WARRANTIES OR DISCLAIMERS WHICH IT MAY WISH TO MAKE TO ITS CUSTOMERS WITH RESPECT TO THE GOODS OR CONFIGURATIONS DELIVERED HEREUNDER.

3.   INDEMNIFICATION

     A. INGRAM WILL HAVE NO DUTY TO DEFEND, INDEMNIFY, AND HOLD HARMLESS VSI FROM AND AGAINST ANY OR ALL DAMAGES AND COSTS INCURRED BY VSI ARISING FROM THE INFRINGEMENT OF PATENTS OR TRADEMARKS OR THE VIOLATION OF COPYRIGHTS FOR GOODS/PRODUCTS.

          VSI SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS INGRAM FROM AND AGAINST ANY CLAIMS, DEMANDS, LIABILITIES OR EXPENSES (INCLUDING ATTORNEY'S FEES AND COSTS) RESULTING FROM ANY ACT OR OMISSION OF VSI IN THE PERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT INCLUDING VSI'S ASSURANCES THAT ALL PRODUCT SHIPMENTS COMPLY WITH U.S. LAWS AND REGULATIONS REGARDING THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

4.   SALES TAX

     VSI will assume full responsibility for the collection of all end-user sales tax and reporting to the appropriate state and local authorities. VSI agrees to defend, indemnify, and hold harmless Ingram from and against any and all damages and costs incurred (including penalties) which may result from inadequate collection and reporting of end-user sales tax.

5.   INDEPENDENT PARTIES

     The parties agree that each, except for the limited agency authority granted by this Agreement, operates as a business independent of the other. Both parties agree that neither of them will hold itself out to be the agent, partner or related party of the other.


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6.
ACCOUNT TEAM

     Ingram will dedicate a Regional Account Manager for VSI, based in Richmond, British Columbia, Canada. This person will coordinate with Ingram's Global Account Team based in Santa Ana, USA for business outside of Canada.

7.   TAXES

     VSI will bear all applicable federal, state, municipal, and other government taxes, excluding any state or federal income tax liability of Ingram. Exemption certificates, valid in the place of delivery, will be presented to Ingram prior to shipment if they are to be honored.

8.   RESALE ONLY/EXPORT

     A. Configurations sales to VSI are limited to i) only Goods/Product for which VSI has the publisher/manufacturer authorization (if required);
          ii) exports that are permitted without license and in accordance with export laws and regulations (as identified by the U.S. Department of Commerce, Bureau of Export Administration and defined as "County Group B") and which shall expressly exclude all "Country Group D&E" destinations or relevant Canadian export laws.

     B. All Goods/Products delivered to VSI hereunder are for resale only and will not be used for internal business purposes of VSI or any parent company, subsidiary or affiliate of VSI. Shipment of the Goods/Products outside Canada and the United States may require a valid export license.

9.   COMPLIANCE WITH EXPORT LAWS

     The Goods/Products are controlled for export by the U.S. Department of Commerce and the Canadian Government and may require authorization prior to export or re-export from the United States or Canada. Certain encrypted Goods/Products require approval prior to export or re-export. VSI agrees that it will not export, re-export, or otherwise distribute Goods/Products, or direct products thereof, in violation of any export control laws or regulations of the United States or Canada. VSI warrants that it will not export or re-export any Goods/Products with knowledge that they will be used in the design, development, production, or use of chemical, biological, nuclear, or ballistic weapons, or in a facility engaged in such activities, unless VSI has obtained prior approval from the Department of Commerce or the Canadian Government.

10.  CONFIDENTIALITY


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     This Agreement is and contains confidential information, and as such will not be disclosed to any third party without the express written consent of both parties. The parties agree to disclose the terms and conditions of this Agreement only to their respective personnel with a need to know.

11.  AUDITS AND ACCOUNT RECONCILIATION

     For export compliance, Ingram reserves the right to audit VSI's business process as part of Ingram's Due Diligence effort as required by the EAR's. Ingram and VSI shall mutually resolve any and all existing discrepancies between the respective books and records between the two parties, including but not limited to, any amounts due and payable between the parties and order stock discrepancies, both as to count and condition.

12.  NOTICES

     All notices and other communications relating to this Agreement or its terms will be in writing and mailed via first class Postal Service, certified or registered with return receipt requested or via facsimile.
     All notices so mailed will be deemed received two (2) days after postmark date and facsimiles will be deemed received upon notification of successful transmission.

13.  GOVERNING LAW

     This Agreement will be deemed made in the State of California and will be governed by and construed in accordance with California laws, excluding its conflicts or choice of law rule or principles which might refer to the law of another jurisdiction. The state and federal courts situated in Orange County, California will have non-exclusive jurisdiction and venue over any dispute or controversy which arises out of this Agreement.

14.  HEADINGS

     This Agreement may be executed in any number of original counterparts, each of which when executed and delivered will be deemed to be an original and all of which taken together will constitute but one and the same instrument. Headings in this Agreement are included for convenience of reference only and will not constitute a part of this Agreement for any other purpose.

15.  ENTIRE AGREEMENT

     This Agreement (including any Exhibits and Addenda) constitutes the entire Agreement between the parties regarding the subject matter herein, and will cancel, terminate, and supersede any and all previous agreements, proposals, representations, or statements, whether oral or written. The terms of this Agreement will supersede the terms of any invoice or purchase order issued by either party. Any modifications of this Agreement must be in writing and signed by an authorized representative of each party.

16.  SURVIVAL

     Sections C.5, D.1, D.2, D.3, D.5, D.10, D.13, and D.16 shall survive the expiration or earlier termination of this Agreement.

17.  CURRENCY

     All monetary figures quoted here are expressed in Canadian funds.

THIS AGREEMENT WILL BECOME EFFECT AS OF THE LAST DATE OF SIGNATURE BY THE AUTHORIZED PARTIES BELOW.



"VSI"                                    "INGRAM"


BY:  /S/ PAUL COX                        BY:  /S/  MURRAY WRIGHT
   ------------------------------------     ------------------------------------


NAME: PAUL COX                           NAME:  MURRAY WRIGHT
     ----------------------------------       ----------------------------------


TITLE: PRESIDENT                         TITLE: VICE PRESIDENT SALES
      ---------------------------------        ---------------------------------


DATE: SEPTEMBER 1, 1998                  DATE:  SEPTEMBER 22, 1998
     ----------------------------------       ----------------------------------

                                      EXHIBIT A

                            CONFIGURATION SERVICES PRICING


REDACTED

                                      EXHIBIT B

                                GOODS WAREHOUSING FEES

REDACTED

                                      EXHIBIT C
                          SPECIAL LIMITED POWER OF ATTORNEY


The undersigned, Video Stream International Inc. ("VSI") doing business as TeraGlobal Communications Corp., a _____________________ corporation, located at 1140-999 West Hastings Street, Vancouver, British Columbia V6C 2W2, hereby appoints Ingram Micro Inc. ("Ingram"), a Delaware corporation, located at 1600 East St. Andrew Place, Santa Ana, California, 92705, as its limited agent (attorney-in-fact) to act in its place for the purpose of executing export documents. To further that purpose, the attorney-in-fact shall have the following powers:

1.   To prepare and execute:

     Commercial Invoice Document (Export Certification Statement)
     Shipper's Export Declaration
     Shipper's Letter of Instruction
     Bill of Lading/Air Waybill
     Statement of Origin

I further grant to my attorney-in-fact the authority to take whatever other actions are reasonably necessary to exercise the above noted items in 1.) "To prepare and execute" of this "Exhibit C.



This power of attorney is granted for a period of Twelve (12) months. It shall become effective on _________________, 19____, and terminate on ___________________, 19____.

FOR:

"VSI"
VIDEO STREAM INTERNATIONAL INC.


By:
   ----------------------------
     (OFFICER OF THE COMPANY)

Name:
     --------------------------
       (PLEASE PRINT OR TYPE)

Title:
      -------------------------

Date:
     --------------------------